Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement (No 333-280892) on Form S-8 of our report dated March 28, 2025, with respect to the consolidated financial statements of BW LPG Limited and subsidiaries.

/s/ KPMG LLP

Singapore

March 28, 2025